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                                                             EXHIBIT (h)(21)(j)

                                14TH AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                   AMERICAN GENERAL LIFE INSURANCE COMPANY,
                          AIG CAPITAL SERVICES, INC.,
                              VALIC COMPANY I AND
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

   THIS 14/TH/ AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") effective as
of August   , 2014, amends the Participation Agreement dated as of February 26,
1998 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AIG CAPITAL SERVICES, INC. (formerly known as SunAmerica Capital Services, Inc.) ("ACS"), VALIC COMPANY I (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), (collectively, the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

   WHEREAS, from time to time, the Fund will make additional Portfolios available to one or more Accounts of the Company;

   WHEREAS, the Parties now desire to amend the Agreement to reflect two new Variable Insurance Products for which the Fund will act as an investment vehicle for the Accounts;

   WHEREAS, the Parties wish to amend the Agreement regarding administrative reimbursements paid to the Company by the Adviser;

   WHEREAS, the Parties wish to amend the Agreement in order to provide for the use of Portfolio summary prospectuses by the Variable Insurance Products; and

   WHEREAS, the Company and ACS wish to affirm their compliance with the Information Sharing and Restricted Trading Agreement between the Company and the Fund.

   NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add under Separate Account VL-R, the following Policies:
   AG Platinum Choice VUL and Platinum Investor VIP (2007), and under Separate Account D, the following Contracts: (a) Individual Variable Annuity (regular surrender charge/deferred sales load AGVU, (b) Individual Variable Annuity (front end load AGVH), and (c) Generations Variable Annuity (each of which were inadvertently omitted from prior amendments) and to add the Company's Variable Separate Account as an Account able

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   to purchase and redeem shares of certain Portfolios of the Fund effective on
   or about August   , 2014, with the Polaris Select Investor Variable Annuity
   as the Variable Insurance Product available within such Account.

2. The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company's Accounts. In this regard, the Parties agree that the Company may, upon ten (10) days prior written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

3. Schedule A-2 is being added to the Agreement to add the Global Social Awareness Fund, International Equities Index Fund, Mid Cap Index Fund, Nasdaq-100 Index Fund, Small Cap Index Fund and Stock Index Fund as investment vehicles available for purchase and redemption by the FSA Variable Separate Account, and to reflect the administrative fees payable to FS Variable Separate Account pursuant to Section 3.2(e) of the Agreement, as amended herein, which fees are limited to the net assets of the Funds attributable to the Investment Only Variable Annuity [marketing name TBD].

4. The parties acknowledge that from time to time the Fund will make additional Portfolios available to the Accounts of the Company. In this regard, the Parties agree that the Company may, upon written notice to the other parties, add such new Portfolios to Schedule A-1 and/or Schedule A-2 of the Agreement, and thereby amend such schedules of the Agreement. All references to Schedule A in the Agreement shall include Schedule A-1 and Schedule A-2 as appropriate.

5. Section 3.2(e) of the Agreement is deleted in its entirety and replaced with the following:

   (e) Certain Administrative Expenses of the Company. The Adviser will reimburse the Company on a calendar quarterly basis, for certain of the administrative costs and expenses incurred by the Company as a result of operations necessitated by the beneficial ownership of shares of the Portfolios of the Fund by owners of those Contracts which are subject to such reimbursement as indicated on Schedule B hereto. Such reimbursements shall be in an amount set forth on Schedule A-1 and Schedule A-2 based on the net assets of the Funds attributable to such Contracts. The determination of applicable assets shall be made by averaging assets in applicable Portfolios of the Fund as of the last Business Day of each calendar month falling within the applicable calendar quarter. In no event shall such fee be paid by the Fund, its shareholders or by any Contract owner.

6. A new Section 3.1(d) is hereby added to the Agreement as follows in order to provide for use of Portfolio summary prospectuses by the Variable Insurance
   Products:

   "3.1(d) The Fund on behalf of one or more Portfolios will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Fund provides the Company with statutory

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   prospectuses. The Fund represents and warrants that the summary prospectuses and any supplements provided thereto will comply with the requirements of Rule 498 of the 1933 Act ("Rule 498") applicable to its Portfolios. The Company represents and warrants that its use of the summary prospectuses and supplements, its website, and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Fund, at its sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498. The Company, at its sole cost and expense, shall host the summary prospectuses and supplements thereto as well as any other required documentation on its website. The Company shall provide the Fund with the website URL(s) that will serve as the hyperlinks within the summary prospectus and other required documentation and the Company shall be responsible for maintaining the required documents at such website URLs for the requisite period set forth in Rule 498. The Fund may require the Company to terminate the use of the summary prospectuses by providing the Company with at least one hundred and thirty-five (135) days' prior written notice. The Fund agrees that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide the Fund with at least thirty (30) days' prior written notice of its intended use of the summary prospectuses and at least sixty (60) days' prior written notice of its intent to terminate use of the summary prospectuses."

7. Pursuant Rule 22c-2 of the 1940 Act, the Fund, ACS and the Company agree to comply with the terms included in the Information Sharing and Restricted Trading Agreement between the Fund and the Company dated April 16, 2007 and
   Amendment No. 1 thereto dated as of August   , 2014.

8. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Schedule B of the Agreement, as amended from time to time.

By:      ___________________________________
Name:    ___________________________________
Title:   ___________________________________

AIG CAPITAL SERVICES, INC.

By:      ___________________________________
Name:    ___________________________________
Title:   ___________________________________

VALIC COMPANY I

By:      ___________________________________
Name:    ___________________________________
Title:   ___________________________________

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:      ___________________________________
Name:    ___________________________________
Title:   ___________________________________

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                                 SCHEDULE A-1

                                 PORTFOLIOS OF
                                VALIC COMPANY I
                           AVAILABLE FOR PURCHASE BY
                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                             UNDER THIS AGREEMENT
          (AS OF AUGUST   , 2014 EXCEPT AS OTHERWISE INDICATED BELOW)

                                                                              ADMINISTRATIVE SERVICE FEE
FUND NAME                              SEPARATE ACCOUNT                       PURSUANT TO SECTION 3.2(e)
---------                              ----------------                       --------------------------
Asset Allocation Fund                  A                                      0.15%
Blue Chip Growth Fund                  D                                      0.20%
Capital Conservation Fund              A                                      0.15%
Dividend Value Fund                    D                                      0.20%
Dynamic Allocation Fund                VL-R                                   0.15%
Emerging Economies Fund                VL-R                                   0.20%
Foreign Value Fund                     VL-R                                   0.15%
Global Social Awareness Fund           A, D and VL-R                          0.15%
Government Securities Fund             A                                      0.15%
Health Sciences Fund                   D                                      0.20%
International Equities Index Fund      D and VL-R                             0.15%
Mid Cap Index Fund                     A, D, VL-R and VUL*                    0.15%
Money Market I Fund                    A, D, VL-R and VA-2 **                 0.00%
Nasdaq-100 Index Fund                  D, VL-R and VUL*                       0.05%
Science & Technology Fund              A, D, VL-R and VUL*                    0.15%
Small Cap Index Fund                   A, D and VL-R                          0.15%
Stock Index Fund                       A, D, VL-R and VA-2 **                 0.15%

*  Separate Account VUL was added effective August 15, 2003.
** Separate Account VA-2 was added effective December 31, 2002.

The parties hereto agree that this Schedule A-1 may be revised and replaced as necessary to accurately reflect the Portfolios covered under this Agreement. Such agreement shall be reflected in a written acknowledgement executed by all Parties.

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

                                 SCHEDULE A-2

                                 PORTFOLIOS OF
                                VALIC COMPANY I
                           AVAILABLE FOR PURCHASE BY
                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                             UNDER THIS AGREEMENT
          (AS OF AUGUST 1, 2014 EXCEPT AS OTHERWISE INDICATED BELOW)

                                                                              ADMINISTRATIVE SERVICE FEE
FUND NAME                              SEPARATE ACCOUNT                       PURSUANT TO SECTION 3.2(e)
---------                              ----------------                       --------------------------
Global Social Awareness Fund           Variable Separate Account              0.25%
International Equities Index Fund      Variable Separate Account              0.21%
Mid Cap Index Fund                     Variable Separate Account              0.25%
Nasdaq-100 Index Fund                  Variable Separate Account              0.21%
Small Cap Index Fund                   Variable Separate Account              0.29%
Stock Index Fund                       Variable Separate Account              0.23%

The parties hereto agree that this Schedule A-2 may be revised and replaced as necessary to accurately reflect the Portfolios covered under this Agreement. Such agreement shall be reflected in a written acknowledgement executed by all Parties.

                                  SCHEDULE B

                       SEPARATE ACCOUNTS AND CONTRACTS**

NAME OF SEPARATE ACCOUNT AND DATE        REGISTRATION NUMBERS AND NAMES OF CONTRACTS FUNDED
ESTABLISHED BY BOARD OF DIRECTORS        BY SEPARATE ACCOUNT
---------------------------------        -------------------
                                         Registration
                                         Nos.:         Name of Contract:
                                         -----         -----------------
American General Life Insurance Company  33-44744      Group and Individual Variable Annuity*
Separate Account A                       811-1491
Established: August 14, 1967

                                         33-44745      Individual Variable Annuity*
                                         811-1491

American General Life Insurance Company  333-40637     Select Reserve/SM/ Flexible Payment
Separate Account D                       811-02441     Variable and Fixed Individual Deferred
Established: November 19, 1973                         Annuity*

                                         33-43390      Variety Plus/SM/ Variable Annuity*
                                         811-02441

                                         333-70667     Platinum Investor(R) Variable Annuity*
                                         811-02441

                                         333-109206    Platinum Investor(R) Immediate Variable
                                         811-02441     Annuity*

                                         002-49805     Individual Variable Annuity (regular
                                         811-02441     surrender charge/deferred sales load
                                                       AGVU)*

                                         002-49805     Individual Variable Annuity (front end load
                                         811-02441     AGVH)

                                         033-43390     Generations Variable Annuity
                                         811-02441

American General Life Insurance Company  333-102301    Equibuilder Flexible Premium Variable
Separate Account VUL                     811-05794     Life Insurance *
Established: July 22, 1987

American General Life Insurance Company  333-102303    Individual VA Contracts *
Separate Account VA-2                    811-01990
Established: December 31, 2002

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
NAME OF SEPARATE ACCOUNT AND DATE        REGISTRATION NUMBERS AND NAMES OF CONTRACTS FUNDED
ESTABLISHED BY BOARD OF DIRECTORS        BY SEPARATE ACCOUNT
---------------------------------        -------------------
                                         Registration
                                         Nos.:         Name of Contract:
                                         -----         -----------------
American General Life Insurance Company  333-42567     Platinum Investor(R) I and Platinum
Separate Account VL-R                    811-08561     Investor(R) II Variable Life Insurance
Established: May 6, 1997                               Policies*

                                         333-53909     Legacy Plus/SM/ Variable Life Insurance
                                         811-08561     Policies*

                                         333-80191     Corporate America - Variable Life
                                         811-08561     Insurance Policies*

                                         333-90787     Platinum Investor(R) Survivor
                                         811-08561     Variable Life Insurance Policies*

                                         333-87307     The ONE VUL Solution
                                         811-08561     Variable Life Insurance Policies*

                                         333-89897     AG Legacy Plus
                                         811-08561     Variable Life Insurance Policies*

                                         333-43264     Platinum Investor(R) III
                                         811-08561     Variable Life Insurance Policies*

                                         333-65170     Platinum Investor(R) Survivor II
                                         811-08561     Variable Life Insurance Policies*

                                         333-82982     Platinum Investor(R) PLUS
                                         811-08561     Variable Life Insurance Policies*

                                         333-109613    Platinum Investor(R) FlexDirector
                                         811-08561     Variable Life Insurance Policies*

                                         333-118318    Platinum Investor(R) IV
                                         811-08561     Variable Life Insurance Policies*

                                         333-129552    Platinum Investor(R) VIP
                                         811-08561     Variable Life Insurance Policies*

                                         333-137817    Platinum Investor VIP (2007)
                                         811-08561     Variable Life Insurance Policies*

                                         333-143072    AG Corporate Investor VUL
                                         811-08561     Variable Life Insurance Policies*

                                         333-144594    AG Income Advantage VUL
                                         811-08561     Variable Life Insurance Policies*

                                         333-146948    Protection Advantage Select VUL
                                         811-08561     Variable Life Insurance Policies*

                                         333-151576    Income Advantage Select VUL
                                         811-08561     Variable Life Insurance Policies*

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

NAME OF SEPARATE ACCOUNT AND DATE        REGISTRATION NUMBERS AND NAMES OF CONTRACTS FUNDED
ESTABLISHED BY BOARD OF DIRECTORS        BY SEPARATE ACCOUNT
---------------------------------        -------------------
                                         Registration
                                         Nos.:         Name of Contract:
                                         -----         -----------------
                                         333-153068    Survivor Advantage VUL
                                         811-08561     Joint and Last Survivor Flexible Premium
                                                       Variable Universal Life Insurance Policies*

                                         333-153093    Corporate Investor Select VUL
                                         811-08561     Flexible Premium Variable Universal Life
                                                       Insurance Policies*

                                         333-196172    AG Platinum Choice VUL
                                         811-08561     Flexible Premium Variable Universal Life
                                                       Insurance Policies

American General Life Insurance Company  333-______    Investment Only Variable Annuity Product
Variable Separate Account                811-____      (marketing name TBD)*

* Subject to reimbursement of certain administrative expenses as set forth in Paragraph 3.2(e) of the Participation Agreement referenced above.

** The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement. Such agreement shall be reflected in a written acknowledgement executed by all Parties.

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